Exhibit 5.1

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

Writer's Direct Dial: (212) 225-2556
E-Mail: pmarcogliese@cgsh.com

March 15, 2013

TRAC Intermodal LLC
TRAC Intermodal Corp.
211 College Road East
Princeton, NJ 08540

Ladies and Gentlemen:

We have acted as special counsel to TRAC Intermodal LLC, a Delaware limited liability company (the “Company”), TRAC Intermodal Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and each of the guarantors (the “Guarantors” and, together with the Issuers, the “Registrants”) listed in the Registration Statement (as defined below) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (such registration statement being hereinafter referred to as the “Registration Statement”) relating to the offering of up to $300,000,000 aggregate principal amount of the Issuers’ 11.0% Senior Secured Notes due 2019 (the “Exchange Notes”) to be offered in exchange for any and all of the Issuers’ outstanding 11.0% Senior Secured Notes due 2019 originally issued on August 9, 2012 (the “Initial Notes”).

The Exchange Notes are to be issued under an indenture dated as of August 9, 2012 (as amended to the date hereof, the “Indenture”), among the Company, the Co-Issuer, the Guarantors and Wells Fargo Bank, National Association as trustee (the “Trustee”).  The Indenture provides for guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)                                 the Registration Statement and the documents filed as exhibits thereto;

(b)                                 copies of the Company’s Certificate of Formation certified by the Secretary of State of the State of Delaware;

(c)                                  copies of the Co-Issuer’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

(d)                                 copies of Interpool, Inc.’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

(e)                                  copies of Trac Lease, Inc.’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

(f)                                   copies of the TRAC Drayage LLC’s Certificate of Formation certified by the Secretary of State of the State of Delaware;

(g)                                  copies of the TRAC Logistics LLC’s Certificate of Formation certified by the Secretary of State of the State of Delaware;

(h)                                 The Company’s Limited Liability Company Agreement, as currently in effect included in Exhibit 3.2.1 to the Registration Statement;

(i)                                     The Co-Issuer’s By-Laws, as currently in effect included in Exhibit 3.2.2 to the Registration Statement;

(j)                                    Interpool, Inc.’s By-Laws, as amended and currently in effect included in Exhibit 3.2.3 to the Registration Statement;

(k)                                 Trac Lease Inc.’s By-Laws, as currently in effect included in Exhibit 3.2.4 to the Registration Statement;

(l)                                     TRAC Drayage LLC’s Limited Liability Company Agreement, as currently in effect included in Exhibit 3.2.5.1 to the Registration Statement;

(m)                             Amendment to Limited Liability Company Agreement of TRAC Drayage LLC, as currently in effect included in Exhibit 3.2.5.2 to the Registration Statement;

(n)                                 TRAC Logistics LLC’s Limited Liability Company Agreement, as currently in effect included in Exhibit 3.2.6 to the Registration Statement;

(o)                                 an executed copy of the Indenture; and

(p)                                 the form of Exchange Notes.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate or other records of the Registrants and such other documents, and other certificates of public officials, officers and representatives of the

Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.  We have also assumed that, upon exchange and delivery, the Exchange Notes will conform to the form of Exchange Notes that we have reviewed, will have been duly executed by the Issuers, authenticated by the Trustee and delivered in accordance with the Indenture, and will have been duly issued and delivered by the Issuers in exchange for an equal principal amount of Initial Notes.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.              The Exchange Notes will be the valid, binding and enforceable obligations of each of the Issuers, entitled to the benefits of the Indenture.

2.              The Guarantees set forth in the Indenture will be the valid, binding and enforceable obligations of each of the Guarantors.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Registrant, (a) we have assumed that each Registrant and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Exchange Notes, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as of the Registrants regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that: (i) the exchange and issuance of the Exchange Notes will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Issuers or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers; and (ii) the Exchange Notes will be offered, issued and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Exchange Notes, the Indenture and any other agreement governing those Exchange Notes and in the manner contemplated by the Registration Statement.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Exchange Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that any designation in the Exchange Notes or any applicable agreement governing those Exchange Notes of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Exchange Notes is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute the law of the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We note that any waiver of defenses in the Exchange Notes or any applicable agreement governing the Exchange Notes may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the caption “Legal Matters” as counsel for the Issuers that has passed on the validity of the Exchange Notes, and to the use of this opinion as a part of Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Pamela L. Marcogliese
Pamela L. Marcogliese, a Partner